UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported) March 21, 2000




                         BOOTH CREEK SKI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                   333-26091             84-1359604
(State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)               File No.)        Identification No.)


                    1000 South Frontage Road West, Suite 1000
                              Vail, Colorado 81657
          (Address, including zip code, of principal executive offices)


       Registrant's telephone number, including area code: (970) 476-1311


                                    No Change
         (Former name or former address, if changed since last report.)

Item 5.    Other Events.

          On March 21, 2000, Booth Creek Ski Holdings, Inc. (the "Company") and GT Acquisition I, LLC ("GT Acquisition"), an entity formed and controlled by the Chairman and Chief Executive Officer of the Company, entered into an Asset Purchase Agreement pursuant to which the Company agreed to sell to GT Acquisition all of the assets associated with the Grand Targhee resort for $11 million in cash, subject to certain adjustments. The sale of the Grand Targhee resort to GT Acquisition closed on June 20, 2000. At the closing of the transaction, GT Acquisition assumed all liabilities relating to the Grand Targhee resort.


Item 7.    Financial Statements and Exhibits.

(c)        Exhibits.


         Description of Exhibit                                     Exhibit No.
         ----------------------                                     -----------

Asset Purchase Agreement, as modified and amended,                     10.1
by and between Booth Creek Ski Holdings, Inc., a
Delaware corporation, as Seller, and GT Acquisition,
LLC, a Delaware limited liability company, as Buyer dated as of March 21, 2000.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BOOTH CREEK SKI HOLDINGS, INC.


Dated: July 6, 2000               By:    /s/ Brian J. Pope
                                           -----------------------
                                    Name:  Brian J. Pope
                                    Title: Vice President of Accounting and
                                           Finance

Exhibit Index

         Description of Exhibit                                     Exhibit No.
         ----------------------                                     -----------

Asset Purchase Agreement, as modified and amended,                     10.1
by and between Booth Creek Ski Holdings, Inc., a
Delaware corporation, as Seller, and GT Acquisition,
LLC, a Delaware limited liability company, as Buyer dated as of March 21, 2000.